UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 9, 2023

LiveWire Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41511	87-4730333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208

(Address of principal executive offices, including zip code)

(650) 447-8424

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.0001 par value per share	LVWR	New York Stock Exchange
Warrants to purchase common stock	LVWR WS	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2023, the Human Resources Committee of LiveWire Group, Inc. (the “Company”) reviewed and recommended, and on May 9, 2023, the Board of Directors of the Company approved and adopted the LiveWire Group, Inc. Executive Severance Plan (the “Plan”). All executive officers of the Company will participate in the Plan. The Plan provides that, upon a termination of the applicable executive officer’s employment (other than for cause or due to death, disability or voluntary retirement), the Company will pay such executive officer severance consisting of (i) a lump sum cash payment that varies between 6 and 12 months’ base salary (based upon organizational level, with 12 months for the Chief Executive Officer and President), (ii) a prorated short-term incentive plan payment for the year of termination (based on actual performance, calculated pursuant to the Plan), (iii) an amount equal to the product of the number of months provided under clause and (i) and the monthly amount of the Company’s contribution to the premiums for the executive’s medical coverage benefits. The receipt of such severance is conditioned upon the applicable executive officer’s agreement to certain restrictive covenants, including post-termination non-competition and non-solicitation covenants, and execution of a general release of claims in favor of the Company and its affiliates. An executive officer will not be entitled to benefits under the plan if the executive officer is entitled to severance, termination or similar benefits pursuant to the terms of an individual agreement in effect between the executive officer and the Company or an affiliate.

The Plan further provides that, to the extent payments under such plan would be considered “excess parachute payments” as defined in Section 280G of the Internal Revenue Code, such payments will (i) be reduced to a point at which they are no longer considered excess parachute payments (solely if the after-tax value of such payments to the executive officer, had such reduction not been applied, would be 110% or less of the after-tax value of the reduced payments) or (ii) be paid in full to the executive officer with the executive officer being personally liable for the excise tax.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The Following exhibits are furnished herewith:

Exhibit No.	Description

10.1	LiveWire Group, Inc. Executive Severance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2023	LiveWire Group, Inc.

	By:	/s/ Tralisa Maraj
Tralisa Maraj
Chief Financial Officer